SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant:	☒

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

James L. Sherbert, Jr.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On March 11, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release concerning Omega Protein Corporation’s fourth quarter and full-year financial results.

A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr. are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield Capital intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield Capital may be deemed to beneficially own 1,543,051 shares of the Company's common stock, representing approximately 7% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

EXHIBIT A

Wynnefield Capital Comments on Omega Protein’s FOURTH QUARTER and FULL-YEAR Financial Results

NEW YORK – March 10, 2016 – Wynnefield Capital, Inc. and its affiliates (collectively, “Wynnefield Capital”), long-term stockholders of Omega Protein Corp. (NYSE: OME) (“Omega” or the “Company”) with an approximate 7% ownership interest (as of March 11, 2016), today issued the following statement following the Company’s 2015 fourth-quarter and full-year financial results.

“Omega’s financial results speak for themselves, despite management’s attempts to provide a positive spin. By all accounts, Omega’s venture into Human Nutrition has been a wasteful squandering of almost eight dollars a share of shareholder free cash flow and a textbook case of ‘diworsification.’ The segment continues to be a drag on Omega’s Animal Nutrition business, the highly profitable driver of the Company’s current and future growth.

“While we commend Omega’s intention to invest $18 million of growth capital to improve the efficiency of the Animal Nutrition business, unfortunately it is too little and too late. The obvious solution is for Omega to exit the Human Nutrition business and to redeploy the proceeds into their profitable core business. We are, however, highly skeptical that Omega’s seemingly endless review of strategic alternatives will reach this conclusion.

“As indicated in our recently filed 13D/A, Wynnefield Capital is fully committed to pursuing the nominations of Michael Christodolou, David Clarke and James Sherbert, Jr. to the Omega Board of Directors.”

A summary of Wynnefield Capital’s analysis of Omega’s capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield Capital’s proposed nominees, is contained on Schedule 13D/A (Amendment No. 3, as filed with the Securities and Exchange Commission on March 1, 2016), which can be found at: http://www.sec.gov/Archives/edgar/data/1053650/000114420416085133/v432871_sc13da.htm

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr. are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). Wynnefield Capital intends to file a proxy statement (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Wynnefield Capital may be deemed to beneficially own 1,543,051 shares of the Company's common stock, representing approximately 7% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2016 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media:

Mark Semer or Daniel Yunger

Kekst

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800